Exhibit 10.7

AMENDMENT 2014-1

TO THE

DEVON ENERGY CORPORATION

DEFINED CONTRIBUTION RESTORATION PLAN

The Devon Energy Corporation Defined Contribution Restoration Plan (the “Plan””) is amended, effective December 3, 2013, as follows:

1. Section 6.4 of the Plan is amended to add the following sentences to the end of the Section to read as follows:

For the avoidance of doubt, a Participant who is a “Transferring Employee” (as defined below) shall become fully vested in any unvested Company Contributions and Credited Earnings thereon effective as of the “Transfer Date” (as defined below). For purposes of this Plan (i) a Transferring Employee shall mean a Participant whose employment with the Company or any subsidiary is transferred to EnLink Midstream Operating, LP as of the Transfer Date, and (ii) the Transfer Date shall mean March 7, 2014, or such later date as of the occurrence of the “Closing” of the “Mergers” as defined under the Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Gas Services, L.P., Acacia Natural Gas Corp I, Inc., Crosstex Energy, Inc., New Public Rangers, L.L.C., Boomer Merger Sub, Inc. and Rangers Merger Sub, Inc., dated October 21, 2013.

IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2014-1 to the Plan to be executed this 7th day of March 2014.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph
Name:	Frank W. Rudolph
Title:	Executive Vice President, Human Resources